Exhibit 10.26

CONSULTING SERVICES AGREEMENT

Consulting Services Agreement (the “Agreement”), effective is by and between Sweet Success Enterprises Inc., with it’s principle office at 1250 NE Loop 410, San Antonio, TX. (hereinafter the “Client”), and W. Curtis Hargis Co., 4904 East Lamonta Springfield, Missouri 65809 (hereinafter the “Consultant”).

WHEREAS, Client finds that the Consultant is willing to perform certain work hereinafter described in accordance with the provisions of this Agreement; and

WHEREAS, Client finds that the Consultant is qualified to perform the work, all relevant factors considered, and that such performance will be in furtherance of Clients business.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. SERVICES

1.1  Services to Client: The Consultant shall provide the following (“Services”) to Client: Arrange meetings between Client and Wal-Mart Inc. to allow Client to discuss a possible agreement to sell Client’s products.

2. PAYMENT

2.1  Payment for Services: The Consultant will be paid as follows: 25,000 options to purchase Clients common stock, at $.70 per share, upon signing of this agreement. If the negotiations between Client and Wal-Mart Inc., as a result of the introduction to the Retailer by Consultant result, within 90 days of this contract, any agreement or contract for products to be supplied by Client to Retailer, Consultant shall receive 400,000 options to purchase Clients common stock, at $.10 per share on the date this vending agreement is signed. Client will register these shares promptly when the company enacts its next registration.

2.2 The Consultant will be paid a 1 % cash commission of the net sales realized by the Client to the Retailer for the term of seven years. These commissions will be paid to the Consultant by the 15th of the month following the month of Client’s receipt of payment from the Retailer.

3.             FACSIMILE SIGNATURE

3.1           Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

Client: Sweet Success Enterprises Inc.

By:

Date:

Consultant: W. Curtis

By:	/s/ W. Curtis Hargis

Date:	8/5/05